AMENDMENT NO. 2 TO THE

SERIES 1995-1 SUPPLEMENT

THIS AMENDMENT NO. 2 to Series 1995-1 Supplement (this "Amendment") is made as of August 19, 1997 by and among Navistar Financial Securities Corporation, a Delaware corporation ("NFSC"), Navistar Financial Corporation, a Delaware corporation ("NFC"), and The Bank of New York, a New York banking corporation, as Master Trust Trustee (the "Master Trust Trustee”).

NFSC, as Seller, NFC, as Servicer, and the Master Trust Trustee are parties to a Series 1995-1 Supplement (the "Series Supplement") dated as of June 8, 1995 to the Pooling and Servicing Agreement dated as of June 8, 1995 among NFSC, as Seller, NFC, as Servicer, the Master Trust Trustee and The Chase Manhattan Bank, as 1990 Trust Trustee (the "Pooling and Servicing Agreement). In order to provide for more efficient trust collections and distributions for Investor Certificateholders the Seller, the Servicer and the Master Trust Trustee have agreed to amend the Series Supplement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Series Supplement.

SECTION 1.       Amendments to Section 2.01.

1.1 Section 2.01 of the Series Supplement is hereby amended by adding the following definition immediately after the definition of "Early Distribution Notice":

"Eligible Investments” shall mean:

(a)          book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having (except in the case of clause (iv) below) remaining maturities occurring not later than the Distribution Date next succeeding the Master Trust Trustee's acquisition thereof, except as otherwise described herein, that evidence:

             (i )  direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

             (ii)  demand deposits, time deposits or certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Master Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates;

                (iii)  commercial paper having, at the time of the Master Trust's investment or contractual commitment to investment therein, a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates;

(iv)  except during an Investment Period, investments in money market funds or common trust funds having a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates or otherwise approved in writing by each of such Rating Agencies (including funds for which the Master Trust Trustee or the 1990 Trust Trustee or any of their respective affiliates is investment manager or, advisor, so long as such fund shall have such rating);

(v)  repurchase obligations (x) with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case, entered into with a depository institution or trust company (acting as principal) described in clause (ii) or (y) the counterparty for which has a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates, the collateral for which is held by a custodial bank for the benefit of the Trust or the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amounts of such repurchase obligation, and which required liquidation of the collateral immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall); or

(vi)  commercial-paper, master notes where the issuer has, at the time of the Master. Trust's investment or contractual commitment to invest therein, a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the Series 1995-1 Certificates; and

 (b)           any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, provided that the Rating Agency Condition is satisfied.

Eligible Investments of funds in the Series Principal Account, Negative Carry Reserve Fund and the Liquidity Reserve Account will be subject to the following additional restrictions: (x) no more than 20% of the aggregate Eligible Investments in all such accounts collectively shall be obligations of or investments in any single issuer (except that such 20% limitation shall not apply to Eligible Investments of the type specified in clause (a)(i)); and (y) each Eligible Investment shall be denominated and be payable solely in U.S. dollars, shall bear interest at a specified rate that is, or is based upon, LIBOR or a commercial paper rate, shall entitle the holder to a fixed principal amount at maturity and shall have a yield that is not inversely or disproportionately affected by changes in interest rates:

              1.2            Section 2.01 of the Series Supplement is hereby amended by adding the following definition immediately after the definition of "Reference Banks":

"Remaining Available Seller's Principal Collections" shall have the meaning specified in Section 4.08(d).

              1.3              Section 2.01 of the Series Supplement is hereby amended by adding the following definition immediately after the definition of "Series 1995-1 Accounts":

"Series 1995-1 Accumulation Period Principal Shortfall" shall mean, with respect to any Business Day occurring during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the Due Period in which such Business Day occurs over the amount of Investor Principal Collections deposited in the Series Principal Account on such Business Day when added to the amount  of Investor Principal Collections previously deposited in the Series Principal Account during such Due Period.

                    1.4            Section 2.01 of the Series Supplement is hereby amended by adding the following definition immediately after the definition of “Series 1995 -1 Shared Principal Collections”:

“Series 1995-1 Shared Seller Principal Collections”: shall have the meaning specified in Section 4.08(d)(v).

SECTION 2.            Amendments to Section 4.08.

2.1           Section 4.08(c) of the Series Supplement is hereby amended to read as follows:

(c)           Seller’s Principal Collections During the Revolving Period.  During the Revolving Period, all Seller's Principal Collections for such Business Day shall be deemed to be Series 1995-1 Shared Seller Principal Collections and shall be allocated as provided in Section 4.08(d)(iii).

2.2           The final sentence in Section 4.08(d)(i) is hereby deleted in its entirety and replaced with the following:

Any remaining Available Seller's Principal Collections for such Business Day shall be deemed to be "Remaining Available Seller's Principal Collections," which shall be included in Series 1995-1 Shared Seller Principal Collections and allocated as provided in clause (iii) below. During the Accumulation Period, Excess Seller's Principal Collections shall be included in Series 1995-1 Shared Seller Principal Collections and allocated as provided in clause (iii) below.

                    2.3           The final sentence of Section 4.08(d)(ii) is hereby deleted in its entirety and replaced with the following:

Any remaining Available Seller's Principal Collections for such Business Day shall be deemed to be "Remaining Available Seller's Principal Collections." During any Early Amortization Period or any Investment Period, all Excess Seller's Principal Collections, all Remaining Available Seller's Principal Collections and all shared seller principal collections of any other Series that provides for shared seller principal collections not allocated in respect of principal shortfalls shall be allocated and paid to the Seller or deposited in the Excess Funding Account to the extent necessary to maintain the Master Seller's Interest at any amount equal to (or, in the Seller's discretion, greater than) the Minimum Master Trust Seller's Interest.

               2.4  Section 4.08(d) (iii)  is deleted in its entirety and replaced with the following:

           (iii)            During the Revolving Period or the Accumulation Period, Series 1995-1 Shared Seller Principal Collections, if any, and shared seller principal collections for any other Series that provides for shared seller principal collections shall be determined on each business day and allocated in the following priority: (i) to the 1995-1 Series to the extent of any Series 1995-1 Accumulation Period Principal Shortfall and to any other. Series to the extent such Series provides for the use of shared seller principal collections in respect of principal shortfalls, (ii) to the Excess Funding Account to the extent necessary to maintain the Master Trust Seller's Interest at an amount equal, to (or, in the discretion of the Seller, greater than) the Minimum Master Trust Seller's Interest and (iii) to the Seller. If shared seller principal collections for all Series, including Series 1995-1 Shared Seller Principal Collections, are less than the shortfalls for which shared seller principal collections may be used, including any Series 1995-1 Accumulation Period Principal Shortfall, then such shared seller principal collections will be allocated to all such shortfalls, including any Series 1995-1 Accumulation Period Principal Shortfall, prorata based on the relative amounts of each such shortfall.

              2.5           The following paragraph is added as a new paragraph (d)(v) to Section 4.08:

               (v)           "Series 1995-1 Shared Seller Principal Collections" means on each Business Day (i) during a Revolving Period, all Available Seller's Principal Collections and all Excess Seller's Principal Collections and (ii) during an Accumulation Period, all Remaining Available Seller's Principal Collections and all Excess Seller's Principal Collections. There shall be no Series 1995-1 Shared Seller Principal Collections during any Early Amortization Period or Investment Period.

2.6           The following paragraph is added as a new paragraph (e) to Section 4:08:

(e) If on any Distribution Date during an Early Amortization Period after the application of all funds to be allocated or distributed on such date the excess, if any, of (x) the Invested Amount over (y) the amount in the Series Principal Account (the "Early Amortization Period Shortfall Amount") is less than or equal to the aggregate amount of funds contained in the Liquidity Reserve Account, then funds shall be withdrawn from the Liquidity Reserve Account in an amount equal to the Early Amortization Period Shortfall Amount and shall be deposited in the Series Principal Account.

SECTION 3.      Amendment to Section 5.02. The following paragraph is added as a new paragraph (a)(xix) to Section 5.02:

(xix) the amount of Remaining Available Seller's Principal Collections, the amount of Excess Seller's Principal Collections and Remaining Available Seller's Principal Collections treated as Series 1995-1 Shared Seller Principal Collections, the amount of Shared Seller Principal Collections from other Series, and the amount of Shared Seller Principal Collections allocated to Series 1995-1 and to other Series, each for the related Due Period.

SECTION 4.       Amendment to Exhibit B-2: The following entries are hereby added to Section 4 of the Form of Monthly Servicer and Settlement Certificate:

                      4.47           The amount of Remaining Available Seller’s Principal Collections for the Due Period……………..…$__________

4.48           The amount of Series 1995-1 Shared Seller’s Principal Collections for the Due Period………………....$__________

4.49           The aggregate amount of Shared Seller’s Principal Collections from Other Series for the Due Period..$__________

4.50           The amount of all Shared Seller’s Principal Collections Allocated to Series 1995-1 for the Due Period..$__________

SECTION 5.       Effectiveness of this Amendment. This Amendment shall become effective upon satisfaction of each of the following requirements:

5.1            Delivery by each Rating Agency of its written confirmation that this Amendment shall not cause such Rating Agency to withdraw or lower its outstanding rating of the Series 1995-1 Investor Certificates.

                5.2            Execution and delivery by the Servicer of the Officer's Certificate attached hereto as Exhibit A.

SECTION 6.       Miscellaneous. This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Series Supplement; and the Series Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Series 1995-1 Certificateholder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Series 1995-1 Supplement to be duly executed by their respective officers as of the date first written above.

NAVISTAR FINANCIAL SECURITIES CORPORATION As Seller By: /s/ R.W. CAIN Name: R. Wayne Cain Title: Vice President
NAVISTAR FINANCIAL CORPORATION as Servicer By: /s/ R. W. CAIN Name: R. Wayne Cain Title: Vice President

THE BANK OF NEW YORK as Master Trust Trustee By: /s/ REYNE A. MACADAEG Name: Reyne A. Macadaeg Title: Assistant Vice President